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                          SCHEDULE 14A
                         (Rule 14a-101)
            INFORMATION REQUIRED IN PROXY STATEMENT

                    SCHEDULE 14A INFORMATION
   PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
             EXCHANGE ACT OF 1934 (AMENDMENT NO.    )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[  ]  Preliminary Proxy Statement
[  ]  Definitive Proxy Statement
[X ]  Definitive Additional Materials
[  ]  Soliciting Material Under Rule 14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                   COMMUNITY FINANCIAL CORP.
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        (Name of Registrant as Specified in its Charter)

----------------------------------------------------------------
 (Name of Person(s) Filing Proxy Statement, if Other Than the
                         Registrant)

Payment of Filing Fee (Check the appropriate box):
[ X ] No fee required.
[   ] Fee computed on table below per Exchange Act
      Rules 14a-6(i)(1) and 0-11.

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transaction applies:
________________________________________________________________

     2.     Aggregate number of securities to which transaction
applies:
________________________________________________________________

     3.     Per unit price or other underlying value of
transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
________________________________________________________________

     4.     Proposed maximum aggregate value of transaction:

________________________________________________________________

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________________________________________________________________

[  ]  Fee paid previously with preliminary materials:

[  ]  Check box if any part of the fee is offset as provided by
Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous
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     1.     Amount Previously Paid:
            ____________________________________________

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     3.     Filing Party:
            ____________________________________________

     4.     Date Filed:
            ____________________________________________

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        [LETTERHEAD OF COMMUNITY FINANCIAL CORP.]

          INDEPENDENT, NATIONALLY RESPECTED EXPERT
           RECOMMENDS A VOTE "FOR" YOUR DIRECTORS

                                                 April 11, 2000

Dear Fellow Stockholder:

     I promised to keep you apprised of developments and there is important news to share with you, particularly since Mr.
Rochman has again tried to distort the facts.

     A few days ago, your Board of Directors won an important endorsement from an independent, leading shareholder advisor who recommended that Community Financial stockholders vote on the Company's WHITE card "FOR" the Company's nominees and "AGAINST"
Mr. Rochman's shareholder proposal.  WE ARE PLEASED THAT AN
OUTSIDE, EXPERIENCED OBSERVER, AFTER CONSIDERING CAREFULLY THE
FACTS, HAS ENDORSED COMMUNITY FINANCIAL'S POSITION.

     The independent advisor, Institutional Shareholder Services
(ISS), the nation's most respected independent proxy advisory firm, is retained by institutional investors (including some of the largest, most sophisticated investors in the U.S.)to advise on proxy contests, corporate governance and related issues.

     It comes as no surprise that Mr. Rochman now criticizes ISS and its analysis and wants you to disregard the views of an independent expert. Thinking stockholders will ask themselves one simple question: Would Mr. Rochman criticize the findings of an independent expert if he had been endorsed? We think it's a clear case of "sour grapes" and urge you not to be misled.
SINCE IT'S PLAIN TO US THAT YOU CAN'T TRUST MR. ROCHMAN TO TELL
YOU THE TRUTH, WE URGE YOU TO LOOK AT THE FACTS.

     Both I and Barrett Rochman talked separately with ISS to explain our respective positions. I had no input into the writing of ISS's report and, in fact, I didn't know what position ISS had taken until the report was final and published.
AS I SAID, ISS OVERWHELMINGLY ENDORSED COMMUNITY FINANCIAL'S
POSITION.

     CONSIDER FOR YOURSELF WHY THE EXPERT RECOMMENDED THAT
STOCKHOLDERS VOTE "FOR" COMMUNITY FINANCIAL'S BOARD OF
DIRECTORS:

   . "...ISS believes management has taken the necessary steps to put Community Financial back on track."

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   . "(Community Financial) has retained a nationally
     recognized bank consulting firm to consider a variety
     of alternatives - including exploring a sale - and
     has put into place a strategic plan designed to
     transform the company into a fully integrated national
     bank."

   . "The officers and directors have their own stake in this strategy - to the tune of 13.6 percent of the stock - and it is in their interest to invigorate earnings and bolster the stock price rather than conduct an immediate fire sale."

   . "(Community Financial) has also taken measures to tie employee compensation to performance, to remove the MRP, and to align directors' interests with shareholders through stock rather than cash retainers."

   . "In our view, the dissidents have not put forth any viable plan for turning the company around..."

   . "Mr. Rochman admits that he has a limited background in banking..."

     IN RECOMMENDING A VOTE "AGAINST" MR. ROCHMAN'S SHAREHOLDER
PROPOSAL, ISS HAD THIS TO SAY:

   . "The board has already hired PBS to evaluate alternatives, including a sale of the Company, and has adopted a strategic plan for improving Shareholder value." In contrast, ISS called Mr. Rochman's shareholder resolution
      "a superfluous resolution."

   .  "TO FOLLOW ISS'S VOTE RECOMMENDATIONS, EXECUTE YOUR VOTES
      FOR MANAGEMENT'S' SLATE OF DIRECTORS AND AGAINST THE
      SHAREHOLDER PROPOSAL ON MANAGEMENT WHITE PROXY CARD."


     I have one last fact for you to consider. Mr. Rochman has based his campaign on negative attacks on me and your Board in his desperate and mean-spirited attempt to confuse the issues and get your vote. FACT: IF YOU GO BACK AND LOOK AT ALL OF HIS
LETTERS, YOU WILL DISCOVER ONE REMARKABLE AND MOST SIGNIFICANT
OMISSION.  MR. ROCHMAN HAS FAILED TO OFFER EVEN ONE POSITIVE,
WORKABLE IDEA TO IMPROVE YOUR COMPANY'S PERFORMANCE - NOT EVEN
ONE!

     Thinking stockholders should ask themselves two final questions: Do you want Mr. Rochman to represent you and your investment? What, if anything, can Mr. Rochman contribute to your Board? We are confident that stockholders who examine the facts will disregard his venomous attacks and conclude that there is no reason for Mr. Rochman to serve on the Board of Community Financial, your Company.

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         OUR SOLE FOCUS IS TO ENHANCE STOCKHOLDER VALUE

     While pleased to receive ISS's endorsement, we know that
we must "roll up our sleeves" and get to work implementing our
Strategic Plan to maximize stockholder value. We expect to
increase earnings while decreasing interest rate risk through numerous initiatives.  Most importantly, a stock repurchase plan of significant size is expected to be undertaken in the future once the Strategic Plan produces results.  IN DIRECT CONTRAST TO
MR. ROCHMAN, WE HAVE A CONCRETE, WELL THOUGHT OUT PLAN TO
INCREASE THE VALUE OF YOUR STOCK.  REMEMBER, YOUR DIRECTORS,
OFFICERS AND EMPLOYEES OWN OVER 15% OF YOUR COMPANY'S STOCK -
OUR INTERESTS ARE THE SAME AS YOURS.  AND, YOUR BOARD OF
DIRECTORS IS CONFIDENT THAT WITH YOUR SUPPORT, ITS EFFORTS WILL
                                                           ----
ENHANCE THE VALUE OF YOUR INVESTMENT IN COMMUNITY FINANCIAL
CORP.
                        _____________

     In closing, I would like to remind you of the importance of your vote this year because of the proxy contest. Every single vote is significant, SO PLEASE SUPPORT YOUR BOARD OF
DIRECTORS BY SIGNING, DATING AND MAILING YOUR WHITE PROXY CARD.
TIME IS SHORT, SO PLEASE VOTE TODAY.

     On behalf of your Board of Directors, thank you for your many expressions of support.

                                Sincerely,

                           /s/ Wayne H. Benson

                                Wayne H. Benson
                                President &
                                Chief Executive Officer

                          IMPORTANT
     YOUR VOTE IS IMPORTANT. Please sign, date and promptly mail your WHITE proxy in the enclosed envelope. Remember, DO NOT return any blue proxy sent to you by B. Rochman, not even as a vote of protest. YOU CAN CHANGE YOUR EARLIER VOTE SIMPLY BY
SIGNING, DATING AND MAILING THE ENCLOSED WHITE PROXY.

     If your shares are registered in the name of a broker, only your broker can execute a proxy and vote your shares and only after receiving your specific instructions. Please call the person responsible for your account and direct him/her to execute a WHITE proxy on your behalf today. You should also mail your WHITE proxy at once in the envelope provided. Do so for each separate account you maintain. If you have questions or need assistance, please call us at (618) 395-8676. You may also call:

                    D. F. KING & CO., INC.
               CALL TOLL-FREE - 1-888-242-8155

























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           COMPARE THE PLANS -- THEN YOU DECIDE

     Mr. Rochman has virtually no experience in banking - and it shows. Compare your Board of Directors' comprehensive Strategic
Plan to Mr. Rochman's so-called "plan" as presented to Mr.
Benson in their meeting.  Apart from mean-spirited attacks, Mr.
Rochman offers nothing. Who will better represent your interests?
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

YOUR BOARD OF DIRECTORS' COMPREHENSIVE                                             MR. ROCHMAN'S "PLAN"
--------------------------------------                                             -------------------
         STRATEGIC PLAN
         --------------

 . INCREASE OPERATING EFFICIENCIES AND REDUCE                             .  Open expensive branches in far away
  COSTS.  Merge all of our existing banks under one umbrella in             cities where we can't possibly
  a major step to control costs and increase operating efficiencies.        compete.
  The merger of our bank subsidiaries will permit consolidation of accounting and lending functions thereby promoting operating consistencies, efficiencies and lower costs.  An application to merge two of our banks has already been filed and we are
  preparing another application to submit to federal regulators to merge two other subsidiary banks.  The final step, which we expect to finish next year, will merge all of the existing charters into one common commercial bank charter.  In addition to
  significant cost savings, we expect to reap benefits from
  standardization of products and services and an improved image and presence in the marketplace.

  Community Financial also plans to implement other initiatives to reduce or limit expenses and to better employ technology to enhance efficiencies.


 . IMPROVE RETURNS THROUGH BALANCE SHEET RESTRUCTURING.  To improve      .  Double or Triple your Company's
  your Company's returns, we plan to take steps to alter the current        asset size by acquisitions.*
  asset and liability mix, maximize loan volume and lower our cost of funds.  Specifically, we will implement marketing programs to increase construction, agricultural and commercial real estate loans while decreasing our emphasis on real estate lending.
  We plan to significantly grow non-interest income through service and other fee-based income, while reducing and tightly controlling costs.  Further, marketing programs will be utilized to realign and increase the deposit mix with an emphasis on transactions and savings deposits.  Finally, lower yielding investment securities will be sold and proceeds will be invested to fund higher
  yielding loans and improve net interest margins.

 . IMPLEMENT SIGNIFICANT STOCK REPURCHASE PROGRAM.  Successful            .  No other plans.
  implementation of the Company's planned initiatives and realization of benefits will enable Community Financial to undertake a significant stock repurchase program in the future.  It is our intention to conduct a significant repurchase of the Company's outstanding common stock to reduce excess capital and enhance future returns on equity.


                                                                         _________________
                                                                         *  Mr. Rochman has failed to tell us
                                                                            how the acquisitions could possibly
                                                                            be paid for.

            THE CHOICE IS CLEAR-VOTE YOUR WHITE PROXY